UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2011

Rockwell Automation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 South Second Street, Milwaukee, Wisconsin		53204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-382-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

During the period from October 6, 2011 through October 11, 2011, Rockwell Automation, Inc. (the "Company") issued unsecured commercial paper obligations in an aggregate principal amount of $275 million with various maturities between 1 and 52 days. The weighted average interest rate of this issuance was 0.21% per annum. The commercial paper was offered and sold in privately negotiated transactions pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. As these obligations mature, the Company anticipates that it will issue additional short-term, unsecured commercial paper obligations in the ordinary course of business to refinance all or part of the commercial paper borrowings detailed above. Proceeds of the commercial paper were used to partially fund a $300 million voluntary contribution to the Company’s U.S. qualified pension plan trust, which was made on October 11, 2011.

Item 8.01 Other Events.

In addition to the October 11, 2011 contribution described under Item 2.03 above, the Company made a $150 million voluntary contribution to its U.S. qualified pension plan trust in September 2011, which was funded with cash on hand.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwell Automation, Inc.

October 12, 2011	By:	/s/Douglas M. Hagerman

Name: Douglas M. Hagerman
Title: Senior Vice President, General Counsel and Secretary